                                                                      EXHIBIT 9



                               [VALIC LETTERHEAD]



                               February 16, 1987


Board of Directors
The Variable Annuity Life Insurance Company
2929 Allen Parkway
Houston, TX 77019

Gentlemen:

This opinion is furnished in connection with the registration by The Variable Annuity Life Insurance Company ("VALIC") under the Securities Act of 1933, as amended (the "Act"), of units of interest ("Units") under Variable Annuity Contracts (the "Contracts") in The Variable Annuity Life Insurance Company Separate Account A ("Separate Account A"). The securities are being registered by the filing under the Act of Post-Effective Amendment 7 to the Separate Account A Registration Statement, File No. 2-96223 (the "Registration Statement"), covering units of interest under the Contracts. The Contracts are designed to provide fixed and variable benefits under the plans and arrangements described in the prospectuses included in the Registration Statement, as amended.

I am Second Vice President, Associate General Counsel and Assistant Secretary of VALIC, and in such capacity I am familiar with VALIC's Articles of Incorporation and By-Laws and have reviewed all statements, records, instruments and documents which I have deemed it necessary to examine for the purpose of this opinion. I have examined the form of the Registration Statement amendment to be filed with the Securities and Exchange Commission on Form N-4 in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of units of interest in variable annuity contracts issued by VALIC Separate Account A in connection with the Contracts. Based upon a review of these documents and such laws that I consider appropriate, I am of the opinion that:

        1. VALIC is a duly incorporated life insurance company under the laws of the State of Texas and is licensed by the Texas Board of Insurance;

        2. Separate Account A is duly organized under the provisions of the Texas Board of Insurance;

        3. The Contracts and Units thereunder, as contemplated by the Registration Statement and the post-effective amendments thereto, will upon the issue and sale thereof, be legally issued, fully paid and non-assessable and will represent the binding obligation of VALIC.

February 16, 1987
Page 2




I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ CYNTHIA T. SHURDEN
                                        ----------------------------------
                                        Cynthia T. Shurden